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                          CONSENT OF RYAN, BECK & CO.

We hereby consent to the reference in the Proxy Statement to our opinion, dated April 13, 1998 with respect to the merger of BYL and DNB Financial and to our firm, respectively, and to the inclusion of such opinion as an annex to such Proxy Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        RYAN, BECK & CO., INC.


                                        By: /s/ David P. Downs
                                            ---------------------
                                            David P. Downs
                                            Senior Vice President


Livingston, NJ
April 14, 1998